[GRAPHIC OMITTED]
For immediate release:

Contacts:
Danita Gibson-Lloyd                      Kimberly Knight
Corporate Communications Manager         Corporate Communications Specialist
(706) 649-5578                           (706) 644-1218
dglloyd@totalsystem.com                  kiknight@totalsystem.com


           Bank of America Extends Card Processing Contract With TSYS
    TS2 Client Signs 10-Year Agreement, Extends Existing Long-term Agreement

Columbus, Ga., Sept. 29, 1999 - Total System Services, Inc., (NYSE - "TSS")
(TSYS), today announced a ten-year agreement with Bank of America (NYSE: "BAC") to continue processing its credit card portfolio until 2009. The new agreement extends the existing agreement by two years and includes the card portfolios of Bank of America and NationsBank which merged in 1998. Bank of America is the world's sixth largest issuer of Visa and MasterCard credit cards and TSYS' third largest customer. TSYS expects its continued processing of the Bank of America portfolio to produce a net profit margin consistent with its historical net profit margins.

"The renewal of Bank of America is an affirmation of its confidence in TSYS. We are delighted that Bank of America has renewed its processing agreement because we have enjoyed a very special relationship with them over the years. They were the first client to convert to TS2, and working together, we have made TS2 one of the most technologically advanced processing systems in our industry," said Philip W. Tomlinson, TSYS President. "We look forward to helping them maintain their competitive edge and strong market presence as we realize our vision to be the global processor of choice for commerce."

TSYS is a global processor of data, transactions and payments for credit, debit, commercial and private-label card issuers. TSYS' sophisticated systems offer online accounting, data processing, electronic commerce services, portfolio management, account acquisition, credit evaluation, risk management and customer service. Through its family of companies, TSYS services the entire lifecycle of accounts, processing more than 196.7 million accounts for an estimated 275.3 million cardholders who use their cards worldwide. Headquartered in Columbus, Ga., TSYS (www.totalsystem.com) is an 80.8 percent owned subsidiary of Synovus Financial Corp. (NYSE: "SNV") (www.synovus.com) named the Best Company to Work for in America by FORTUNE magazine.

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Bank of America Extends Card Processing Contract With TSYS/ p.2

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this press release include the intent, belief or current expectations of TSYS and members of its senior management team with respect to the net profit margins to be derived from the continued processing of the Bank of America portfolio as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to TSYS' future relationship with Bank of America, lower than anticipated internal growth rates for Bank of America, failure to successfully complete TSYS' year 2000 modification plans substantially as scheduled and budgeted, adverse developments with respect to the credit card industry in general and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 1999.

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